Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 33-76372, 333-64691, 333-69044, 333-103381, 333-137017 and 333-143976) of Monaco Coach Corporation of our report dated June 28, 2007 relating to the financial statements of Monaco Coach Corporation 401(k) Plan, which appears in this Form 11-K.

/s/	PricewaterhouseCoopers LLP

Portland, Oregon
June 29, 2007